Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
The Ultimate Software Group, Inc.:

We consent to the incorporation by reference (i) in the registration statements (No. 333-107527 and No. 333-115894) on Forms S-3 of The Ultimate Software Group, Inc. (the “Company”) and (ii) the registration statements (No. 333-55985, No. 333-91332, No. 333-125076 and No. 333-142972) on Forms S-8 of the Company of our reports dated March 2, 2009, with respect to the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, the related financial statement schedule, and internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 Annual Report on Form 10-K of the Company.

As discussed in Note 21 to the consolidated financial statements, the Company changed its method of quantifying errors in 2006.

/s/ KPMG LLP
KPMG LLP

March 2, 2009
Miami, Florida
Certified Public Accountants